Exhibit 10.25
SAILPOINT TECHNOLOGIES HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE, SHARE COMMITMENT AND INTENT

a.Purpose. The purpose of the SailPoint Technologies Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide Employees of SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), and its Related Corporations that are selected by the Company to participate in the Plan pursuant to Article IX an opportunity to purchase shares of Stock through periodic offerings of options to purchase shares of Stock and thereby motivate Employees to work for the continued success of the Company and its Related Corporations.

b.Share Commitment. The aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the Plan is 1,771,375, subject to adjustment as provided in Section 4.7. On January 1 of each year (provided the Plan has not otherwise been terminated prior to such date), the aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the Plan will increase by 885,688, subject to adjustment as provided in Section 4.7. The shares of Stock authorized to be sold pursuant to Options granted under the Plan may be unissued shares or reacquired shares, including shares bought on the open market or otherwise for purposes of the Plan. In computing the number of shares of Stock available for grant, any shares of Stock relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

c.Intent. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Therefore, the provisions of the Plan are to be construed and interpreted in a manner that is consistent with the requirements of Section 423 of the Code. Notwithstanding this Section 1.3, a particular Offering to a Participating Corporation may be made on terms that are not intended to satisfy the requirements of Section 423 of the Code.

ARTICLE II DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

a.“Account” means the bookkeeping account maintained by the Administrative Committee that reflects the amount of payroll deductions credited on behalf of a Participant under the Plan.

b.“Administrative Committee” means a committee of officers and/or employees of the Company appointed by the Compensation Committee to administer the Plan or the Compensation Committee should such committee determine it will instead administer the Plan.

Exhibit 10.25

US 5282565

Exhibit 10.25
a.“Authorized Leave of Absence” means a bona fide leave of absence from service with the Company or a Related Corporation if the period of the leave does not exceed 90 days, or, if longer, so long as the individual’s right to reemployment with the Company or a Related Corporation is guaranteed either by statute or contract.

b.“Base Compensation” means regular, straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

c.“Beneficiary” means the person who is entitled to receive amounts under the Plan upon the death of a Participant as determined under Section 11.13.

d.“Board” means the board of directors of the Company.

e.“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

f.“Company” means SailPoint Technologies Holdings, Inc., a Delaware corporation.

g.“Compensation Committee” means the Compensation Committee of the Board or a successor committee appointed by the Board.

h.“Corporation” has the meaning prescribed by Section 7701(a)(3) of the Code and Department of Treasury Regulation § 301.7701-2(b). For example, the term “Corporation” includes a foreign corporation (as defined in Section 7701(a)(5) of the Code) and a limited liability company that is treated as a corporation for all United States Federal income tax purposes.

i.“Employee” means any person who is a common-law employee of a Participating Corporation.

j.“Employer Corporation” means a Corporation that is, at the time the Option is granted, the employer of the Employee and a Participating Employer.

k.“Exercise Date” means the last Trading Day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

l.“Fair Market Value” of one share of Stock as of a particular date means, if listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the closing price of the Stock on the composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported; provided, however, the Administrative Committee may elect to use any other definition of Fair Market Value that complies with the requirements of Treasury Regulation § 1.421-1(e). If the Stock is traded over the counter at the

Exhibit 10.25
time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low prices of Stock on the most recent date on which the Stock was publicly traded. In the event Stock is not

Exhibit 10.25
publicly traded at the time a determination of its value is required to be made hereunder, the determination of fair market value shall be made by the Administrative Committee in such manner as it deems appropriate and in accordance with Code Section 409A and Treasury Regulation § 1.421-1(e).

a.“Five Percent Owner” means an owner of more than five percent of the outstanding stock of the Employer Corporation or of any Related Corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the Employer Corporation or of any Related Corporation. For purposes of determining whether an Employee is a Five Percent Owner, an Employee is considered to own stock that the Employee may purchase under outstanding options (including incentive stock options, nonqualified stock options, options granted under the Plan or any other stock options). Further, for purposes of determining whether an Employee is a Five Percent Owner, the rules of Section 424 of the Code (relating to attribution of stock ownership) shall apply. Accordingly, for purposes of determining whether an Employee is a Five Percent Owner, (i) the Employee is considered as owning the stock owned, directly or indirectly, by or for the Employee’s brothers or sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. The determination of the percentage of the total combined voting power of all classes of stock of the Company or any Related Corporation that is owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the Option to the individual. The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the Option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.

b.“Grant Date” means the first day of each Offering Period, which is the day all eligible Employees are granted an Option under the Plan.

c.“Highly Compensated Employee” has the meaning specified in Section 414(q) of the Code.

d.“Offering” means a given offering of Options under this Plan.

e.“Offering Period” means, with respect to a given Offering, the period beginning on the Grant Date and ending on the Exercise Date. The Offering Periods shall begin and end at such times as are specified by the Administrative Committee. Unless and until the Administrative Committee specifies different Offering Periods in writing, there shall be two Offering Periods during a calendar year, the first of which commences on January 1 and ends on June 30 and the second of which begins on July 1 and ends on December 31. In no event shall an Offering Period exceed 27 months.

Exhibit 10.25
f.“Option” means an option granted under the Plan to purchase shares of Stock at the Option Price on the Exercise Date.

Exhibit 10.25
a.“Option Price” means the price per share of Stock to be paid by each Participant upon exercise of an Option, which, subject to the following sentence, shall be 85 percent of the lesser of (i) the Fair Market Value of a share of Stock on the Grant Date or (ii) the Fair Market Value of a share of Stock on the Exercise Date. Prior to the commencement of an Offering Period, the Board, the Compensation Committee or the Administrative Committee may, in lieu of the Option Price specified in the preceding sentence, establish in writing an Option Price for an Offering that is greater than the amount specified in the preceding sentence. The Option Price may be stated as either a percentage of Fair Market Value or as a dollar amount. The Option Price shall be subject to adjustment under Section 4.7.

b.“Parent Corporation” means any Corporation (other than the Company) in an unbroken chain of Corporations ending with the Company if, at the time of the granting of the Option, each of the Corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other Corporations in such chain.

c.“Participant” means a person who is eligible to be granted an Option under the Plan for the applicable Offering.

d.“Participating Corporation” means the Company and/or any of its Related Corporations that is selected for participation in the applicable Offering pursuant to Article IX.

e.“Plan” means the SailPoint Technologies Holdings, Inc. Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

f.“Qualified Employee Stock Purchase Plan” means a stock purchase plan to the extent that Section 423 of the Code applies to the plan.

g.“Related Corporation” means a Corporation that is either a Parent Corporation or a Subsidiary Corporation with respect to the Company on the Grant Date of an Option.

h.“Stock” means the common stock of the Company, $.0001 par value per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

i.“Subsidiary Corporation” means any Corporation (other than the Company) in an unbroken chain of Corporations beginning with the Company if, at the time of the granting of the Option, each of the Corporations other than the last Corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other Corporations in the chain.

j.“Trading Day” means a day on which the principal securities exchange on which the shares of Stock are listed is open for trading.

Exhibit 10.25

Exhibit 10.25
ARTICLE III ELIGIBILITY
a.General Requirements. Subject to Section 3.3, each Employee of each
Participating Corporation who is not excluded from participation pursuant to Section 3.2 is eligible to participate in a given Offering if the individual is in the employ of a Participating Corporation on the Grant Date. For purposes of this Section 3.1, the existence of the employment relationship between an individual and a Participating Corporation will be determined under Department of Treasury Regulation § 1.421-1(h). Participation in the Plan by any Employee is voluntary.

b.Exclusions from Participation. Subject to Section 3.3, under each Offering, Options will be granted to all participating Employees of all Participating Corporations, except that one or more of the following categories of Employees may be excluded from coverage under an Offering:

(a)Persons Employed Less Than Two Years. Employees who have been employed less than two years (or lesser period of time as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(b)Persons Customarily Employed 20 Hours Or Less Per Week. Employees whose customary employment is 20 hours or less per week (or a lesser number of hours per week as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(c)Persons Customarily Employed for Not More Than Five Months During a Calendar Year. Employees whose customary employment is for not more than five months in any calendar year (or a lesser number of months as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering, provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(d)Persons Who Are Highly Compensated Employees. Employees who are Highly Compensated Employees as of the Grant Date may be excluded from an Offering. Alternatively, Employees who are Highly Compensated Employees with compensation above a certain level as of the Grant Date may be excluded from an Offering. Alternatively, Employees who are both Highly Compensated Employees and officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934 as of the Grant Date may be excluded from an Offering. Any exclusion relating to Highly Compensated Employees must be applied in an identical manner to all Highly Compensated Employees of all Participating Corporations.

Exhibit 10.25
a.Certain Residents of Foreign Jurisdictions. Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from an Offering if (1) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (2) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of Section 423 of the Code.

b.Default Exclusions from Participation. Unless the Administrative Committee specifies in writing that different exclusions are applicable with respect to a given Offering, the following persons shall be excluded from participation in an Offering: (1) Employees whose customary employment is 20 hours or less per week as of the Grant Date, (2) Employees whose customary employment is for not more than five months in any calendar year as of the Grant Date, and (3) Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) if (A) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or
(B) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of Section 423 of the Code.

c.Use of Exclusions Other Than Default Exclusions from Participation. If the Administrative Committee determines to apply exclusions from participation with respect to a given Offering that are different than the default exclusions specified in paragraph (f) of this Section 3.2, such exclusions shall be specified in writing. Any such exclusions from participation shall be consistent with the provisions of this Section 3.2.

a.Special Offering for Certain Residents of Foreign Jurisdictions. Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code), including employees of a foreign Subsidiary Corporation, may participate in an Offering on terms and conditions that are less favorable than the terms and conditions of the Offering to Employees resident in the United States or may participate in an Offering that is not intended to comply with Section 423 of the Code, in each case, to the extent such terms and conditions or such Offering would not otherwise cause an Offering under the Plan intended to comply with Section 423 of the Code to violate the requirements of Section 423 of the Code.

b.Limitations upon Participation by Certain Stockholders. No Employee shall be granted an Option to the extent that the Option would cause the Employee to be a Five Percent Owner immediately after the grant. Accordingly, an Employee who is a Five Percent Owner immediately prior to the Date of Grant for an Offering shall not be granted an Option for such Offering. An Employee who would become a Five Percent Owner immediately after the grant of an Option only as a result of the grant of the Option shall be granted an Option to purchase no more than the number of whole shares of Stock as would not cause him to become a Five Percent Owner.

Exhibit 10.25
ARTICLE IV OPTIONS
a.Terms of an Offering. The terms of an Offering shall be established by the
Administrative Committee. The terms shall be set forth in writing and communicated to eligible Employees prior to the Grant Date for the Offering. The terms of an Offering shall include (i) a designation of the Participating Corporations, (ii) the identification of any exclusions from participation applicable to the Offering (which exclusions must be permitted under Section 3.2),
(iii) the Offering Period, and (iv) the Option Price. Offerings may be consecutive and overlapping, and the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy the requirements of this Section 4.1 and Department of Treasury Regulations issued under Section 423 of the Code.

b.Grant of Option. Effective as of the Grant Date of each Offering, the Company shall grant an Option to each Participant which shall be exercisable on the Exercise Date through funds accumulated by the Participant through payroll deductions made during the Offering Period. Each Option grant is subject to the availability of a sufficient number of shares of Stock reserved for purchase under the Plan. In the event there is an insufficient number of shares reserved for purchase under the Plan, the number of shares purchased shall be adjusted as provided in Section 4.8.

c.Maximum Number of Shares Subject to Option. An Option granted to an Employee for any Offering shall be for that number of whole shares of Stock equal to the least of the number of whole shares of Stock that may be purchased during the Offering Period (i) at the Option Price with the amount credited to the Participant’s Account on the Exercise Date,
(ii)under limitations established by the Administrative Committee pursuant to Section 4.4,
(iii)under the limitation set forth in Section 4.5 or (iv) without causing the Employee to become a Five Percent Owner. The number of shares of Stock that may be purchased under an Option shall be subject to adjustment under Sections 4.7 and 4.8.

d.Formula or Specific Share Limitation Established by the Company. The Administrative Committee shall establish and announce to Participants prior to an Offering a maximum number of shares of Stock that may be purchased by a Participant during the Offering Period. The Administrative Committee may specify that the maximum amount of Stock that a Participant may purchase under an Offering is determined on the basis of a uniform relationship to the total compensation or the Base Compensation, of all Employees. Notwithstanding any other provision of the Plan, unless the Administrative Committee, with the advance approval of the Compensation Committee, determines otherwise with respect to an Offering, the maximum number of shares of Stock that that a Participant shall be permitted to purchase during an Offering Period is 5000 shares.

e.Annual $25,000 Limitation. No Employee will be permitted to purchase shares of Stock under all Qualified Employee Stock Purchase Plans of the Employer Corporation and its Related Corporations at a rate which exceeds $25,000 in Fair Market Value of the shares of

Exhibit 10.25
Stock (determined at the time the Option is granted) for each calendar year in which any option granted to the Employee is outstanding at any time. This limitation shall be applied taking into

Exhibit 10.25
account the rules set forth in Department of Treasury Regulation § 1.423-2(i) (or a successor regulation).

a.Equal Rights and Privileges. All Employees who are granted Options under an Offering must have equal rights and privileges within the meaning of Section 423 of the Code and Department of Treasury Regulation § 1.423-2(f). An Offering will not fail to satisfy the requirements of this Section 4.6 if, in order to comply with the laws of a foreign jurisdiction, the terms of an Option granted under the Offering to citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) are less favorable than the terms of Options granted under the Offering to Employees who are resident in the United States.

b.Adjustments of Options In the event of any stock dividend, split-up, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, repurchase, combination or exchange of shares, or the like, as a result of which shares shall be issued in respect of the outstanding shares of Stock, or the shares of Stock shall be converted into the same or a different number of the same or another class of stock, the total number of shares of Stock authorized to be committed to the Plan, the number of shares of Stock subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Administrative Committee. In addition, the Compensation Committee shall, in its sole discretion, have authority to provide for (i) the acceleration of the Exercise Date of outstanding Options or (ii) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

c.Insufficient Number of Shares. If the number of shares of Stock reserved for purchase for any Offering Period is insufficient to cover the number of shares which Participants elect to purchase during such Offering Period, then the number of shares of Stock which each Participant has a right to purchase on the Exercise Date shall be reduced to the number of shares of Stock which the Administrative Committee shall determine by multiplying the number of shares of Stock reserved under the Plan for such Offering Period by a fraction, the numerator of which shall be the number of shares of Stock which the Participant elected to purchase during the Offering Period and the denominator of which shall be the total number of shares of Stock which all Participants elected to purchase during such Offering Period.

ARTICLE V PAYROLL DEDUCTIONS
a.Authorization of Payroll Deductions. For an Employee to participate during a given Offering Period, he or she must elect to participate in the Offering by authorizing deductions from his or her Base Compensation prior to the beginning of the Offering Period in accordance with procedures established by the Administrative Committee. An Employee may authorize payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 75% of his or her Base Compensation on each pay day occurring during an Offering

Exhibit 10.25
Period (or such other maximum percentage as the Administrative Committee may establish from time to time before an Offering Period begins). A Participant’s payroll deductions shall

Exhibit 10.25
commence on the first pay date following the Grant Date and shall continue through the last pay date prior to the Exercise Date unless the Participant otherwise withdraws or modifies his or her payroll deduction election in accordance with Sections 5.2 or 6.1. A Participant may not make additional payments to the Participant’s Account. An Employee who does not authorize payroll deductions from his or her Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering.

a.Right to Stop or Change Payroll Deductions. A Participant shall have the right to discontinue or modify his or her payroll deduction authorization in accordance with procedures established by the Administrative Committee.

b.Accounting for Funds. As of each payroll deduction period, the Participating Corporation shall cause to be credited to the Participant’s Account in a ledger established for that purpose the funds withheld from and attributable to the Participant’s Base Compensation for that period. No interest shall be credited to the Participant’s Account at any time. Notwithstanding anything to the contrary herein, the obligation of the Participating Corporation to the Participant for this Account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Participating Corporation.

c.Participating Corporation’s Use of Funds. All payroll deductions received or held by a Participating Corporation may be used by the Participating Corporation for any corporate purpose, and the Participating Corporation shall not be obligated to segregate such payroll deductions.

d.Return of Funds. Except as specified herein, as soon as administratively practicable after the expiration of an Offering Period, payroll deductions that are not used to purchase Stock during such Offering Period will be refunded to the Participants without interest.

ARTICLE VI

IN SERVICE WITHDRAWAL, TERMINATION OR DEATH

a.In Service Withdrawal. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Administrative Committee from time to time, elect to withdraw all of the funds then credited to the Participant’s Account by giving notice in accordance with the rules established by the Administrative Committee. The amount elected to be withdrawn by the Participant shall be paid to the Participant as soon as administratively feasible. Any election by a Participant to withdraw all of the Participant’s cash balance under the Plan terminates the Participant’s right to exercise the Participant’s Option on the Exercise Date and the Participant’s entitlement to elect any further payroll deductions for the then-current Offering Period. If the Participant wishes to participate in any future Offering Period, he or she must file a new payroll deduction election within the time frame required by the Administrative Committee for participation for that Offering Period.

Exhibit 10.25
b.Termination of Employment Prior to the Exercise Date. If a Participant’s employment with the Company and all Related Corporations is terminated for any reason

Exhibit 10.25
(including death) prior to the Exercise Date, the Options granted to the Participant for that Offering Period shall lapse. If a Participant is on an Authorized Leave of Absence, for purposes of the Plan, the Participant’s employment with the Company and all Related Corporations shall be deemed to be terminated on the later of the 91st day of such leave or the date through which the Participant’s employment is guaranteed either by statute or contract. The Participant’s funds then credited to the Participant’s Account at the time of such termination or deemed termination shall be returned to the Participant or Beneficiary, as applicable, as soon as administratively feasible thereafter.

ARTICLE VII EXERCISE OF OPTION
a.Purchase of Shares of Stock. Subject to the provisions of the Plan, on the
Exercise Date of the applicable Offering Period for an Offering, each Participant’s Account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering. Fractional shares are not permitted under the Plan. As described in Section 4.8, if in any Offering the total number of shares of Stock to be purchased by all Participants exceeds the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only the Participant’s pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant’s Account as of the Exercise Date. After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering to the extent not used are terminated because no Option shall remain exercisable after the Exercise Date.

b.Accounting for Shares of Stock. After the Exercise Date of each Offering, a report shall be given to each Participant stating the amount of the Participant’s Account, the number of shares of Stock purchased and the Option Price.

c.Issuance of Shares of Stock. The Administrative Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by book or electronic account entry into new or existing accounts, delivery of Stock certificates or any other means as the Administrative Committee, in its discretion, deems appropriate. The Administrative Committee may, in its discretion, hold the certificates for any shares of Stock or cause such certificates to be legended in order to comply with the laws of any applicable jurisdiction, or, should the shares of Stock be represented by book or electronic account entry rather than a certificate, the Administrative Committee may take such actions to restrict transfer of the shares of Stock as the Administrative Committee considers necessary or advisable to comply with applicable law.

ARTICLE VIII ADMINISTRATION
a.Powers. The Administrative Committee has the responsibility for the general

Exhibit 10.25
administration of the Plan, and has all powers necessary to accomplish that purpose, including the following rights, powers, and authorities:

Exhibit 10.25
(a)to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

(b)to construe all provisions of the Plan;

(c)to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

(d)to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Administrative Committee believes necessary or advisable for the proper administration of the Plan;

(e)to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants’ entitlement to benefits;

(f)to determine all controversies relating to the administration of the Plan, including any differences of opinion arising between a Participating Corporation and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

(g)to delegate any clerical or recordation duties of the Administrative Committee as the Administrative Committee believes is advisable to properly administer the Plan.

a.Quorum and Majority Action. A majority of the Administrative Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Administrative Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other medium of communication.

b.Standard of Judicial Review of Committee Actions. The Administrative Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary and other than with respect to the Company, any action taken, or ruling or decision made by the Administrative Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties, including all Participants and their beneficiaries, regardless of whether the Administrative Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Administrative Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Administrative Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

ARTICLE IX

PARTICIPATION IN PLAN BY OTHER RELATED CORPORATIONS

Exhibit 10.25
a.Participation Procedure. The Company, acting through the Administrative Committee, shall designate the Related Corporations of the Company that may participate in a

Exhibit 10.25
given Offering. A Related Corporation that is selected to participate in an Offering shall provide the Company all information required by the Company in order to administer the Plan.

a.No Joint Venture Implied. Neither the participation in the Plan or an Offering by a Related Corporation nor any act performed by it in relation to the Plan shall create a joint venture or partnership relation between it and the Company or any other Related Corporation.

ARTICLE X

TERMINATION AND AMENDMENT OF THE PLAN

a.Termination of the Plan. The Company may, by action of the Board or the Compensation Committee, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of shares of Stock committed to the Plan is increased by the Board and approved by the stockholders of the Company. No Options may be granted under the Plan after it is terminated. As soon as administratively feasible following the termination of the Plan there shall be refunded to each Participant the remaining funds in the Participant’s Account. The termination of the Plan shall not affect the current Options already outstanding under the Plan to the extent there are shares of Stock committed to the Plan available, unless the Participants agree otherwise or except as expressly provided in the Plan or as necessary to comply with applicable laws or regulatory guidance or to ensure that the Plan and/or rights granted thereunder comply with the requirements of Section 423 of the Code.

b.Amendment or Suspension. The Board or the Compensation Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment to the Plan deemed necessary to ensure compliance with Section 423 of the Code. The Board or the Compensation Committee may suspend the operation of the Plan for any period as it may deem advisable by determining not to commence a new Offering Period following any Exercise Date; provided, that the Board or the Administrative Committee may subsequently determine to end any suspension period and commence a new Offering Period, subject to and to the extent permitted by the requirements of applicable laws or regulatory guidance, including Section 423 of the Code, and the terms of the Plan. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant’s Account, reduce a Participant’s rights with respect to shares of Stock previously purchased and held on the Participant’s behalf under the Plan or adversely affect the current Options a Participant already has outstanding under the Plan without the Participant’s agreement. Any amendment changing the aggregate number of shares of Stock to be committed to the Plan and any other change for which stockholder approval is required under regulations issued by the Department of Treasury or an applicable stock exchange must be approved by the stockholders of the Company in order to be effective.

Exhibit 10.25
ARTICLE XI MISCELLANEOUS
a.Plan Not An Employment Contract. The adoption and maintenance of the Plan is not a contract between any Participating Corporation and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Participating Corporation to discharge any Employee at any time or to interfere with the Employee’s right to terminate the Employee’s employment at any time.

b.Options Are Not Transferable. No Option granted to a Participant under the Plan is transferable by the Participant, and must be exercisable only by the Participant. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in the Participant’s Account, all of the Participant’s rights under the Plan will terminate.

c.Voting of Shares of Stock. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares of Stock in accordance with the Participant’s instructions.

d.No Rights of Stockholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he or she acquires shares of Stock as provided in the Plan.

e.Governmental Regulations. The obligation to sell or deliver the shares of Stock under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the shares of Stock.

f.Notices. All notices and other communication in connection with the Plan shall be in the form specified by the Administrative Committee and shall be deemed to have been duly given when sent to the Participant at the Participant’s last known address or to the Participant’s designated personal representative or beneficiary, or to the Participating Corporation or its designated representative, as the case may be.

g.Indemnification of the Administrative Committee, the Compensation Committee and the Board. In addition to all other rights of indemnification as they may have as directors or as members of the Administrative Committee or the Compensation Committee, the members of the Administrative Committee and the Compensation Committee shall be indemnified by the Company, in all cases to extent permitted by applicable law, against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, as such expenses become due and payable.

Exhibit 10.25

Exhibit 10.25
a.Tax Withholding. At the time a Participant’s Options are granted or exercised or at the time a Participant disposes of some or all of the shares of Stock purchased under the Plan, the Participant must make adequate provision for the Participating Corporation’s federal, state, foreign or other tax withholding obligations, if any, which arise upon the grant or exercise of the Option or the disposition of the shares of Stock. At any time, the Participating Corporation may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Participating Corporation to meet applicable withholding obligations.

b.Interpretation. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

c.Data Privacy. By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the Participating Corporation that employs the Participant, the Company and the Administrative Committee in order to administer the Plan.

d.Notice of Disposition. By becoming a Participant in the Plan, each Participant agrees to promptly give the Administrative Committee or its delegate notice of any shares of Stock disposed of by the Participant. The notice shall include the number of shares of Stock disposed of, the Exercise Date and the Date of Grant for the Stock.

e.Dispositions in Compliance with Securities Laws. By becoming a Participant in the Plan, each Participant agrees that any dispositions of shares of Stock by such Participant shall be in compliance with the provisions of federal, state and foreign securities laws, including the provisions of Section 16(b) of the Securities Exchange Act of 1934.

f.Beneficiaries. At the time of the Participant’s or former Participant’s death,
(i) any cash in the Plan or (ii) any cash and shares of Stock in the Account shall be distributed to such Participant’s or former Participant’s (a) executor or administrator or (b) his or her heirs at law, if there is no administration of such Participant’s or former Participant’s estate. The Participant’s or former Participant’s executor or administrator or heirs at law, if there is no administration of such Participant’s or former Participant’s estate, shall be such Participant’s or former Participant’s Beneficiaries. Before any distribution is made, the Administrative

Exhibit 10.25
Committee may require appropriate written documentation of (1) the appointment of the personal representative of the Participant’s estate or (2) heirship.

Exhibit 10.25
a.Severability. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

b.Binding Effect. This Agreement shall be binding upon any successor of the Company.

c.Limitation on Liability. Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.

d.Arbitration. Any controversy arising out of or relating to the Plan, including any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, Employer Corporation’s employment of Participant and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect. Within ten business days of the initiation of arbitration hereunder, the Company and the Participant will each separately designate an arbitrator, and within 20 business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the AAA National Panel of Employee Benefit Plan Claims Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within 30 days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9
U.S.C. Sections 1–16 (or any replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of the Company is located at the time of initiation of arbitration hereunder shall be entered upon the award made pursuant to the arbitration. Nothing in this Section 11.17 shall be construed, in any way, to limit the scope and effect of Article 8. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Administrative Committee under Article 8.

e.Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. With respect to any claim or dispute related to or arising under the Plan, the Participating Corporation and each Participant hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Texas.